Exhibit 99.1

Republic Bancorp, Inc. Reports Solid Growth in Net Income for the Fourth Quarter of 2014

LOUISVILLE, Ky.--(BUSINESS WIRE)--January 16, 2015--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) concluded 2014 with fourth quarter net income of $5.2 million, a significant increase over the fourth quarter of 2013, resulting in Diluted Earnings per Class A Common Share of $0.25. For the 2014 fiscal year, the Company achieved net income of $28.8 million, resulting in Diluted Earnings per Class A Common Share of $1.38, a 13% increase over 2013.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “I’m very pleased with the positive momentum we have created with our balance sheet growth and our overall earnings during the second half of 2014. I am particularly proud of our efforts to overcome industry challenges, as we were able to successfully execute several of our strategic growth initiatives. We were able to successfully achieve growth through a diverse set of origination channels, including: our Traditional market footprint, our correspondent lending channel and our Warehouse Lending segment. Our strong loan growth in 2014 has allowed us to combat industry-wide net interest margin challenges without compromising our industry-strong credit standards.”

The following chart highlights Republic’s fourth quarter and year-to-date 2014 financial performance compared to the same periods in 2013:

	Three Months Ended		%	Year Ended		%
(dollars in thousands, except per share data)	12/31/14	12/31/13	Change	12/31/14	12/31/13	Change

Net Income	$5,235	$1,345	289%	$28,787	$25,423	13%
Diluted Earnings per Class A Share	$0.25	$0.07	257%	$1.38	$1.22	13%
Return on Average Assets	0.57%	0.16%	256%	0.81%	0.75%	8%
Return on Average Equity	3.73%	0.98%	281%	5.16%	4.65%	11%

Results of Operations for the Fourth Quarter of 2014 Compared to the Fourth Quarter of 2013

Traditional Banking, Warehouse Lending (“Warehouse”) and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $6.6 million for the fourth quarter of 2014, an increase of $1.5 million, or 31%, from the fourth quarter of 2013. The increase in quarterly net income at the Core Bank was largely driven by solid growth in net interest income complemented by a meaningful reduction in overhead expenses.

Net interest income at the Core Bank increased to $29.4 million during the fourth quarter of 2014, a $2.7 million, or 10%, increase over the fourth quarter of 2013. The Core Bank’s net interest margin was 3.36% during the fourth quarter of 2014 compared to 3.27% during the fourth quarter of 2013. While net interest income benefitted from a $509,000, or 14%, reduction in FHLB borrowings costs for the quarter, strong growth in interest income, driven by a $448 million, or 17%, increase in gross loans during 2014, was the primary driver of the increase in net interest income for the quarter. The Core Bank’s Warehouse lines of credit and correspondent lending portfolios, in particular, contributed strong growth in loan balances during the year. A breakdown in the overall change in Core Bank loan balances by origination channel during 2014 follows:

	Ending	Ending
(dollars in thousands)	Balance	Balance	$	%
Orgination Channel	12/31/14	12/31/13	Change	Change

Warehouse Lending	$319,431	$149,576	$169,855	114%
Correspondent Lending	226,628	-	226,628	100%
2012-FDIC Assisted Loans	40,188	78,174	(37,986)	-49%
Traditional Branch Network	2,450,167	2,360,215	89,952	4%
Total Core Bank Loans	$3,036,414	$2,587,965	$448,449	17%

Net interest income at the Core Bank, excluding the impact from the Company’s 2012 FDIC-assisted transactions(1), increased $2.8 million, or 11%, from the fourth quarter of 2013 to the fourth quarter of 2014. While net interest income at the Core Bank continues to benefit from discount accretion on the loans it acquired in the Company’s 2012 FDIC-assisted transactions, this benefit continues to decline as the remaining loans from this transaction pay down or completely pay off. Altogether, the Company earned $978,000 in discount accretion from its 2012 FDIC-assisted transactions during the fourth quarter of 2014 compared to $1.1 million during the fourth quarter of 2013. Accretion income from the 2012 FDIC-assisted transactions contributed 11 and 13 basis points to the Core Bank’s net interest margin during these two periods.

The Core Bank’s provision for loan and lease losses was $1.4 million for the fourth quarter of 2014 compared to $552,000 during the fourth quarter of 2013. Provision expense for the fourth quarter of 2014 primarily represented an increase in general loan loss reserves, driven by the previously mentioned strong growth in the Core Bank’s loan portfolio. The Core Bank’s overall credit metrics in both periods continued to compare favorably to peer.

The table below illustrates the Core Bank’s continuing well-regarded credit quality ratios for the three previous calendar year ends:

	As of and for the Year Ending
Core Banking Credit Quality Ratios	12/31/14	12/31/13	12/31/12

Non-performing loans / Total loans	0.78%	0.81%	0.82%

Non-performing assets / Total loans (including OREO) (*)	1.14%	1.46%	1.79%

Delinquent loans / Total loans(7)	0.52%	0.63%	0.79%

Net loan charge-offs / Average loans	0.08%	0.18%	0.34%

(*) OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $5.8 million during the fourth quarter of 2014 compared to $6.2 million for the fourth quarter of 2013. The decrease was driven primarily by a larger net loss on the value of the Bank’s Other Real Estate Owned (“OREO”), which was $294,000 during the fourth quarter of 2013 compared to $909,000 for the fourth quarter of 2014. The higher net loss on OREO was partially offset by a $292,000 increase in the cash surrender value of the Company’s Bank Owned Life Insurance (“BOLI”).

Core Bank non-interest expense decreased $1.6 million, or 6%, from the fourth quarter of 2013 to $23.7 million during the same period in 2014. Impacting the Core Bank’s non-interest expense comparisons between the fourth quarters of 2014 and 2013 were the following items:

  Salaries and benefits expense at the Core Bank decreased $613,000 for the fourth quarter of 2014 compared to the same period in 2013 primarily due to a modest reduction in force which occurred during the fourth quarter of 2013.
  OREO expenses at the Core Bank declined $331,000 for the fourth quarter of 2014 compared to the fourth quarter of 2013, with the reduction due to a significant decrease in the number OREO properties held by the Core Bank. The reduction in OREO properties was mainly attributable to a reduction of 13 properties arising from the Company’s 2012 FDIC-assisted transactions.
  Core deposit intangible amortization decreased from the fourth quarter of 2013 by $289,000. Amortization expense related to the Company’s core deposit intangible from its Minnesota acquisition was accelerated during the fourth quarter of 2013, consistent with the Company’s decision to close its banking center in the Minnesota market.

Republic Processing Group (“RPG”) – The Tax Refund Solutions (“TRS”) division of RPG accounts for the majority of RPG’s annualized revenues. TRS derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season.

RPG generated a net loss of $1.4 million during the fourth quarter of 2014 compared to a net loss of $3.7 million during the fourth quarter of 2013. The primary improvement for the quarter was in the legal expense category. The fourth quarter of 2013 included elevated legal costs, as the Company resolved a contract dispute with one of its large third party marketing and servicing providers in the tax business.

In addition to the lower legal expenses during the quarter, RPG also experienced a notable decrease in income tax expense compared to the fourth quarter of 2013. The higher income tax expenses for the fourth quarter of 2013 was related to additional accruals recorded for possible state income tax liabilities beyond the Company’s original estimates related to the tax years 2010 through 2013. The Company attributed the increased state income taxes to the RPG segment, as RPG generated the substantial majority of all of the Company’s state income tax exposure outside of its geographic footprint during those tax years.

Conclusion

“The year 2014 was a successful one for Republic, as we were able to gain solid traction in our earnings growth during the second half of the year, bolstered by net interest income. In addition, we received a positive response to our new ‘It’s just easier heresm.’ marketing campaign, as our name recognition continues to grow throughout our markets. As we look ahead to 2015 and beyond, we will remain focused on our core footprint growth, while also looking to expand through acquisition and at RPG through new loan and prepaid pilot programs and relationships. While many of the same economic headwinds that we have faced over the past several years still exist going into 2015, I am optimistic that we can continue to build upon our momentum from 2014 and achieve many new successes in 2015 as well,” concluded Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 40 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; two banking centers in Florida – Port Richey and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $3.7 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here SM.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions and the future growth in outstanding loan balance, as well as current expectations and assumptions regarding its business, the economy and other future conditions. Forward-looking statements can be identified by the use of the words “expect,” “appear,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2013. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Dec. 31, 2014	Dec. 31, 2013
Assets:
Cash and cash equivalents	$72,878	$170,863
Investment securities	481,348	483,537
Mortgage loans held for sale, at fair value	6,388	3,506
Loans	3,040,495	2,589,792
Allowance for loan and lease losses	(24,410)	(23,026)
Loans, net	3,016,085	2,566,766
Federal Home Loan Bank stock, at cost	28,208	28,342
Premises and equipment, net	32,987	32,908
Premises, held for sale	1,317	-
Goodwill	10,168	10,168
Other real estate owned ("OREO")	11,243	17,102
Bank owned life insurance ("BOLI")	51,415	25,086
Other assets and accrued interest receivable	34,976	33,626
Total assets	$3,747,013	$3,371,904

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$502,569	$488,642
Interest-bearing	1,555,613	1,502,215
Total deposits	2,058,182	1,990,857

Securities sold under agreements to repurchase and other short-term borrowings	356,108	165,555
Federal Home Loan Bank advances	707,500	605,000
Subordinated note	41,240	41,240
Other liabilities and accrued interest payable	25,252	26,459
Total liabilities	3,188,282	2,829,111

Stockholders' equity	558,731	542,793
Total liabilities and Stockholders' equity	$3,747,013	$3,371,904

Average Balance Sheet Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Assets:
Investment securities, including FHLB stock	$533,288	$559,146	$525,748	$527,681
Federal funds sold and other interest-earning deposits	14,251	157,579	118,803	145,970
Loans and fees, including loans held for sale	2,958,458	2,550,770	2,738,304	2,575,146
Total interest-earning assets	3,505,997	3,267,495	3,382,855	3,248,797
Total assets	3,679,296	3,398,055	3,559,617	3,385,345

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$529,091	$505,115	$553,929	$513,891
Interest-bearing deposits	1,540,432	1,518,221	1,510,201	1,514,847
Securities sold under agreements to repurchase and other short-term borrowings	383,526	190,568	296,196	170,386
Federal Home Loan Bank advances	605,018	580,537	584,516	578,633
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,570,216	2,330,566	2,432,153	2,305,106
Stockholders' equity	561,666	547,946	557,378	546,880

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013

Total interest income(2)	$34,331	$32,039	$132,377	$134,568
Total interest expense	4,854	5,300	19,604	21,393

Net interest income	29,477	26,739	112,773	113,175

Provision for loan and lease losses	1,359	503	2,859	2,983

Non-interest income:
Service charges on deposit accounts	3,381	3,570	13,807	13,954
Net refund transfer fees	39	35	16,130	13,884
Mortgage banking income	688	778	2,862	7,258
Interchange fee income	1,673	1,603	7,017	6,927
Bargain purchase gain	-	-	-	1,324
Net gain (loss) on OREO	(909)	(294)	(2,218)	346
Increase in cash surrender value of BOLI	378	86	1,329	86
Other	946	581	3,592	2,451
Total non-interest income	6,196	6,359	42,519	46,230

Non-interest expenses:
Salaries and employee benefits	13,761	14,352	54,373	57,778
Occupancy and equipment, net	5,134	5,565	22,008	21,918
Communication and transportation	1,079	1,117	3,866	4,128
Marketing and development	798	698	3,264	3,106
FDIC insurance expense	458	448	1,865	1,682
Bank franchise tax expense	715	836	4,616	4,115
Data processing	1,018	825	3,513	3,120
Interchange related expense	818	700	3,450	3,063
Supplies	304	357	1,009	1,157
OREO expense	108	439	1,024	1,948
Legal expense	251	1,516	1,118	4,627
Other	1,986	2,721	8,012	9,282
Total non-interest expenses	26,430	29,574	108,118	115,924

Income before income tax expense	7,884	3,021	44,315	40,498
Income tax expense	2,649	1,676	15,528	15,075

Net income	$5,235	$1,345	$28,787	$25,423

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Per Share Data:

Basic average shares outstanding	20,831	20,796	20,804	20,807
Diluted average shares outstanding	20,921	20,899	20,899	20,904

End of period shares outstanding:
Class A Common Stock	18,603	18,541	18,603	18,541
Class B Common Stock	2,245	2,260	2,245	2,260

Book value per share(3)	$26.80	$26.09	$26.80	$26.09
Tangible book value per share(3)	26.08	25.35	26.08	25.35

Earnings per share:
Basic earnings per Class A Common Stock	$0.25	$0.07	$1.39	$1.23
Basic earnings per Class B Common Stock	0.24	0.05	1.32	1.17
Diluted earnings per Class A Common Stock	0.25	0.07	1.38	1.22
Diluted earnings per Class B Common Stock	0.24	0.05	1.32	1.16

Cash dividends declared per share:
Class A Common Stock	$0.187	$0.176	$0.737	$0.693
Class B Common Stock	0.170	0.160	0.670	0.630

Performance Ratios:

Return on average assets	0.57%	0.16%	0.81%	0.75%
Return on average equity	3.73	0.98	5.16	4.65
Efficiency ratio(4)	74	89	70	73
Yield on average interest-earning assets	3.92	3.92	3.91	4.14
Cost of interest-bearing liabilities	0.76	0.91	0.81	0.93
Cost of deposits(5)	0.20	0.20	0.19	0.20
Net interest spread	3.16	3.01	3.10	3.21
Net interest margin - Total Company	3.36	3.27	3.33	3.48
Net interest margin - Core Banking(6)	3.36	3.27	3.35	3.50

Other Information:

End of period full-time equivalent employees	672	736	672	736
Number of banking centers	41	45	41	45

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Credit Quality Asset Balances:

Loans on non-accrual status	$23,337	$19,104	$23,337	$19,104
Loans past due 90-days-or-more and still on accrual	322	1,974	322	1,974
Total non-performing loans	23,659	21,078	23,659	21,078
OREO	11,243	17,102	11,243	17,102
Total non-performing assets	$34,902	$38,180	$34,902	$38,180
Total delinquent loans	$15,851	$16,223	$15,851	$16,223

Credit Quality Ratios:

Non-performing loans to total loans	0.78%	0.81%	0.78%	0.81%
Non-performing assets to total loans (including OREO)	1.14	1.46	1.14	1.46
Non-performing assets to total assets	0.93	1.13	0.93	1.13
Allowance for loan and lease losses to total loans	0.80	0.89	0.80	0.89
Allowance for loan and lease losses to non-performing loans	103	109	103	109
Delinquent loans to total loans(7)	0.52	0.63	0.52	0.63
Net charge-offs to average loans (annualized) - Total Company	0.08	0.15	0.05	0.14
Net charge-offs to average loans (annualized) - Core Banking(6)	0.08	0.16	0.08	0.18

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Assets:
Cash and cash equivalents	$72,878	$69,682	$84,273	$343,386	$170,863
Investment securities	481,348	500,221	511,984	466,002	483,537
Mortgage loans held for sale, at fair value	6,388	5,890	6,809	2,414	3,506
Loans	3,040,495	2,908,535	2,725,017	2,574,334	2,589,792
Allowance for loan and lease losses	(24,410)	(23,617)	(22,772)	(22,367)	(23,026)
Loans, net	3,016,085	2,884,918	2,702,245	2,551,967	2,566,766
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208	28,310	28,342
Premises and equipment, net	32,987	32,395	32,481	32,948	32,908
Premises, held for sale	1,317	-	-	-	-
Goodwill	10,168	10,168	10,168	10,168	10,168
Other real estate owned	11,243	11,937	11,613	16,914	17,102
Bank owned life insurance	51,415	51,037	50,656	30,277	25,086
Other assets and accrued interest receivable	34,976	31,163	26,887	24,786	33,626
Total assets	$3,747,013	$3,625,619	$3,465,324	$3,507,172	$3,371,904

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$502,569	$534,662	$519,651	$568,162	$488,642
Interest-bearing	1,555,613	1,525,174	1,485,332	1,516,050	1,502,215
Total deposits	2,058,182	2,059,836	2,004,983	2,084,212	1,990,857

Securities sold under agreements to repurchase and other short-term borrowings	356,108	275,874	197,439	222,174	165,555
Federal Home Loan Bank advances	707,500	662,000	640,000	582,000	605,000
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	25,252	29,301	26,371	26,688	26,459
Total liabilities	3,188,282	3,068,251	2,910,033	2,956,314	2,829,111

Stockholders' equity	558,731	557,368	555,291	550,858	542,793
Total liabilities and Stockholders' equity	$3,747,013	$3,625,619	$3,465,324	$3,507,172	$3,371,904

Average Balance Sheet Data
	Quarterly Comparison
	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Assets:
Investment securities, including FHLB stock	$533,288	$539,020	$530,472	$499,698	$559,146
Federal funds sold and other interest-earning deposits	14,251	29,713	128,473	306,535	157,579
Loans and fees, including loans held for sale	2,958,458	2,795,788	2,632,190	2,564,188	2,550,770
Total interest-earning assets	3,505,997	3,364,521	3,291,135	3,370,421	3,267,495
Total assets	3,679,296	3,530,013	3,459,171	3,571,061	3,398,055

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$529,091	$521,360	$526,599	$639,785	$505,115
Interest-bearing deposits	1,540,432	1,497,802	1,497,494	1,504,820	1,518,221
Securities sold under agreements to repurchase and other short-term borrowings	383,526	317,053	259,132	223,079	190,568
Federal Home Loan Bank advances	605,018	575,761	562,209	595,061	580,537
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,570,216	2,431,856	2,360,075	2,364,200	2,330,566
Stockholders' equity	561,666	558,750	557,109	551,909	547,946

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013

Total interest income(2)	$34,331	$33,144	$32,405	$32,497	$32,039
Total interest expense	4,854	4,702	4,855	5,193	5,300
Net interest income	29,477	28,442	27,550	27,304	26,739

Provision for loan and lease losses	1,359	1,510	693	(703)	503

Non-interest income:
Service charges on deposit accounts	3,381	3,568	3,563	3,295	3,570
Net refund transfer fees	39	(133)	1,836	14,388	35
Mortgage banking income	688	876	812	486	778
Interchange fee income	1,673	1,619	1,681	2,044	1,603
Net loss on OREO	(909)	(758)	(69)	(482)	(294)
Increase in cash surrender value of BOLI	378	381	379	191	86
Other	946	974	879	793	581
Total non-interest income	6,196	6,527	9,081	20,715	6,359

Non-interest expenses:
Salaries and employee benefits	13,761	12,164	13,965	14,483	14,352
Occupancy and equipment, net	5,134	5,544	5,508	5,822	5,565
Communication and transportation	1,079	905	856	1,026	1,117
Marketing and development	798	1,135	803	528	698
FDIC insurance expense	458	424	414	569	448
Bank franchise tax expense	715	731	831	2,339	836
Data processing	1,018	824	874	797	825
Interchange related expense	818	788	847	997	700
Supplies	304	205	60	440	357
OREO expense	108	218	308	390	439
Legal expense	251	367	88	412	1,516
Other	1,986	1,900	1,730	2,396	2,721
Total non-interest expenses	26,430	25,205	26,284	30,199	29,574

Income before income tax expense	7,884	8,254	9,654	18,523	3,021
Income tax expense	2,649	3,008	3,332	6,539	1,676

Net income	$5,235	$5,246	$6,322	$11,984	$1,345

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Per Share Data:

Basic average shares outstanding	20,831	20,797	20,793	20,796	20,796
Diluted average shares outstanding	20,921	20,891	20,888	20,893	20,899

End of period shares outstanding:
Class A Common Stock	18,603	18,567	18,548	18,530	18,541
Class B Common Stock	2,245	2,245	2,245	2,260	2,260

Book value per share(3)	$26.80	$26.78	$26.71	$26.50	$26.09
Tangible book value per share(3)	26.08	26.06	25.98	25.76	25.35

Earnings per share:
Basic earnings per Class A Common Stock	$0.25	$0.25	$0.31	$0.58	$0.07
Basic earnings per Class B Common Stock	0.24	0.24	0.29	0.56	0.05
Diluted earnings per Class A Common Stock	0.25	0.25	0.30	0.58	0.07
Diluted earnings per Class B Common Stock	0.24	0.24	0.29	0.56	0.05

Cash dividends declared per share:
Class A Common Stock	$0.187	$0.187	$0.187	$0.176	$0.176
Class B Common Stock	0.170	0.170	0.170	0.160	0.160

Performance Ratios:

Return on average assets	0.57%	0.59%	0.73%	1.34%	0.16%
Return on average equity	3.73	3.76	4.54	8.69	0.98
Efficiency ratio(4)	74	72	72	63	89
Yield on average interest-earning assets	3.92	3.94	3.94	3.86	3.92
Cost of interest-bearing liabilities	0.76	0.77	0.82	0.88	0.91
Cost of deposits(5)	0.20	0.18	0.19	0.18	0.20
Net interest spread	3.16	3.17	3.12	2.98	3.01
Net interest margin - Total Company	3.36	3.38	3.35	3.24	3.27
Net interest margin - Core Banking(6)	3.36	3.38	3.35	3.29	3.27

Other Information:

End of period full-time equivalent employees	672	734	726	735	736
Number of banking centers	41	42	42	42	45

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Credit Quality Asset Balances:
Loans on non-accrual status	$23,337	$21,447	$19,606	$21,792	$19,104
Loans past due 90-days-or-more and still on accrual	322	-	734	2,247	1,974
Total non-performing loans	23,659	21,447	20,340	24,039	21,078
OREO	11,243	11,937	11,613	16,914	17,102
Total non-performing assets	$34,902	$33,384	$31,953	$40,953	$38,180
Total delinquent loans	$15,851	$12,226	$12,062	$14,443	$16,223

Credit Quality Ratios:
Non-performing loans to total loans	0.78%	0.74%	0.75%	0.93%	0.81%
Non-performing assets to total loans (including OREO)	1.14	1.14	1.17	1.58	1.46
Non-performing assets to total assets	0.93	0.92	0.92	1.17	1.13
Allowance for loan and lease losses to total loans	0.80	0.81	0.84	0.87	0.89
Allowance for loan and lease losses to non-performing loans	103	110	112	93	109
Delinquent loans to total loans(7)	0.52	0.42	0.44	0.56	0.63
Net charge-offs (recoveries)to average loans (annualized) - Total Company	0.08	0.10	0.04	(0.01)	0.15
Net charge-offs to average loans (annualized) - Core Banking(6)	0.08	0.10	0.05	0.07	0.16

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of December 31, 2014, the Company was divided into four distinct operating segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Banking” activities. The RPG segment includes the Tax Refund Solutions (“TRS”) division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RPS and RCS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Bank.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Segment:	Nature of Operations	Primary Drivers of Net Revenues

Core Banking:

Traditional Banking	Provides traditional banking products primarily to customers in the Company's market footprint.	Loans, investments and deposits
Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the Nation.	Mortgage warehouse lines of credit
Mortgage Banking	Primarily originates, sells and services long- term, single family, first lien residential real estate loans.	Gain on sale of loans and servicing fees

Republic Processing Group	TRS division facilitates the receipt and payment of federal and state tax refund products. The RPS division offers general purpose reloadable cards. The RCS division offers short-term credit products.	Net refund transfer fees

Prior to the quarter ended December 31, 2014, the Company’s Warehouse segment was reported as a division within the Traditional Banking segment. All prior periods presented have been restated to conform to the current presentation.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2013 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)

Segment information for the three months and years ended December 31, 2014 and 2013 follows:

	Three Months Ended December 31, 2014
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income(1)	$27,023	$2,346	$50	$29,419	$58	$29,477

Provision for loan and lease losses	1,262	118	-	1,380	(21)	1,359

Net refund transfer fees	-	-	-	-	39	39
Mortgage banking income	-	-	688	688	-	688
Other non-interest income	5,038	3	58	5,099	370	5,469
Total non-interest income	5,038	3	746	5,787	409	6,196

Total non-interest expenses	22,282	563	904	23,749	2,681	26,430

Income (loss) before income tax expense	8,517	1,668	(108)	10,077	(2,193)	7,884
Income tax expense (benefit)	2,905	583	(38)	3,450	(801)	2,649
Net income (loss)	$5,612	$1,085	$(70)	$6,627	$(1,392)	$5,235

Segment end of period assets	$3,404,323	$319,153	$11,593	$3,735,069	$11,944	$3,747,013

Net interest margin	3.33%	3.70%	NM	3.36%	NM	3.36%

	Three Months Ended December 31, 2013
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income(1)	$25,482	$1,117	$83	$26,682	$57	$26,739

Provision for loan and lease losses	422	130	-	552	(49)	503

Net refund transfer fees	-	-	-	-	35	35
Mortgage banking income	-	-	778	778	-	778
Other non-interest income	5,432	2	29	5,463	83	5,546
Total non-interest income	5,432	2	807	6,241	118	6,359

Total non-interest expenses	24,001	438	881	25,320	4,254	29,574

Income (loss) before income tax expense	6,491	551	9	7,051	(4,030)	3,021
Income tax expense (benefit)	1,777	192	4	1,973	(297)	1,676
Net income (loss)	$4,714	$359	$5	$5,078	$(3,733)	$1,345

Segment end of period assets	$3,205,499	$149,351	$9,307	$3,364,157	$7,747	$3,371,904

Net interest margin	3.24%	4.20%	NM	3.27%	NM	3.27%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)

	Year Ended December 31, 2014
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income(1)	$104,832	$7,428	$183	$112,443	$330	$112,773

Provision for loan and lease losses	3,042	350	-	3,392	(533)	2,859

Net refund transfer fees	-	-	-	-	16,130	16,130
Mortgage banking income	-	-	2,862	2,862	-	2,862
Other non-interest income	21,489	12	244	21,745	1,782	23,527
Total non-interest income	21,489	12	3,106	24,607	17,912	42,519

Total non-interest expenses	90,713	1,857	3,881	96,451	11,667	108,118

Income (loss) before income tax expense	32,566	5,233	(592)	37,207	7,108	44,315
Income tax expense (benefit)	11,251	1,831	(207)	12,875	2,653	15,528
Net income (loss)	$21,315	$3,402	$(385)	$24,332	$4,455	$28,787

Segment end of period assets	$3,404,323	$319,153	$11,593	$3,735,069	$11,944	$3,747,013

Net interest margin	3.32%	3.77%	NM	3.35%	NM	3.33%

	Year Ended December 31, 2013
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income(1)	$106,901	$5,655	$471	$113,027	$148	$113,175

Provision for loan and lease losses	3,920	(92)	-	3,828	(845)	2,983

Net refund transfer fees	-	-	-	-	13,884	13,884
Mortgage banking income	-	-	7,258	7,258	-	7,258
Bargain purchase gain	1,324	-	-	1,324	-	1,324
Other non-interest income	22,752	6	131	22,889	875	23,764
Total non-interest income	24,076	6	7,389	31,471	14,759	46,230

Total non-interest expenses	94,668	1,657	3,418	99,743	16,181	115,924

Income (loss) before income tax expense	32,389	4,096	4,442	40,927	(429)	40,498
Income tax expense (benefit)	11,124	1,433	1,555	14,112	963	15,075
Net income (loss)	$21,265	$2,663	$2,887	$26,815	$(1,392)	$25,423

Segment end of period assets	$3,205,499	$149,351	$9,307	$3,364,157	$7,747	$3,371,904

Net interest margin	3.47%	4.28%	NM	3.50%	NM	3.48%

Republic Bancorp, Inc. Financial Information
Fourth Quarter 2014 Earnings Release (continued)

(1) – The following table provides a reconciliation of total Core Bank net interest income in accordance with U.S. generally accepted accounting principles (“GAAP”) to net interest income excluding the impact of the Company’s 2012 FDIC-assisted transactions. The Company provides net interest income excluding the impact of the Company’s 2012 FDIC-assisted transactions as a means to more clearly reflect net interest income from recurring operations.

(dollars in thousands)	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2014	2013	$ Change	2014	2013	$ Change
Core Bank net interest income excluding the impact of the Company's 2012 FDIC-assisted transactions	$28,441	$25,631	$2,810	$107,250	$106,699	$551

Discount accretion on loans acquired in the Company's 2012 FDIC-assisted transactions	978	1,051	(73)	5,193	6,328	(1,135)

Core Bank net interest income - GAAP	$29,419	$26,682	$2,737	$112,443	$113,027	$(584)

(2) – The amount of loan fee income included in total interest income was $2.2 million and $2.1 million for the quarters ended December 31, 2014 and 2013. The amount of loan fee income included in total interest income was $9.4 million and $10.9 million for the years ended December 31, 2014 and 2013.

The amount of loan fee income included in total interest income per quarter was as follows: $2.2 million (quarter ended December 31, 2014), $1.8 million (quarter ended September 30, 2014), $2.3 million (quarter ended June 30, 2014); $3.1 million (quarter ended March 31, 2014), and $2.1 million (quarter ended December 31, 2013).

(3) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. GAAP to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible book value ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	Mar. 31, 2014	Dec. 31, 2013
Total stockholders' equity (a)	$558,731	$557,368	$555,291	$550,858	$542,793
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	-	-	-
Less: Mortgage servicing rights	4,813	4,881	5,009	5,227	5,409
Tangible stockholders' equity (c)	$543,750	$542,319	$540,114	$535,463	$527,216

Total assets (b)	$3,747,013	$3,625,619	$3,465,324	$3,507,172	$3,371,904
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	-	-	-	-	-
Less: Mortgage servicing rights	4,813	4,881	5,009	5,227	5,409
Tangible assets (d)	$3,732,032	$3,610,570	$3,450,147	$3,491,777	$3,356,327

Total stockholders' equity to total assets (a/b)	14.91%	15.37%	16.02%	15.71%	16.10%
Tangible stockholders' equity to tangible assets (c/d)	14.57%	15.02%	15.65%	15.33%	15.71%

Number of shares outstanding (e)	20,848	20,812	20,793	20,790	20,801

Book value per share (a/e)	$26.80	$26.78	$26.71	$26.50	$26.09
Tangible book value per share (c/e)	26.08	26.06	25.98	25.76	25.35

(4) – The efficiency ratio equals total non-interest expense divided by the sum of net interest income and non-interest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities, if applicable.

(5) – The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average non interest-bearing deposits.

(6) – Ratio relates only to Core Banking operations, which consists of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(7) – The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer